Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-138529) of MPC Corporation on Amendment No. 3 to Form S-3, of our report dated March 31, 2007 relating to the consolidated financial statements appearing in MPC Corporation’s (formerly HyperSpace Communications, Inc.) Annual Report on Form 10-KSB/A for the year ended December 31, 2006. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & HottmanPC

Ehrhardt Keefe Steiner & Hottman PC

June 5, 2007
Denver, Colorado